Exhibit (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of MainStreet BankGroup Incorporated on Form S-8 (File No. 333-21723) of our report dated January 17, 1997, on our audits of the consolidated financial statements of MainStreet BankGroup Incorporated as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.








Coopers & Lybrand L.L.P.
Greensboro, North Carolina
March 18, 1997